Exhibit 23.1

Consent of Clifton D. Bodiford, CPA

Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

        I consent to the incorporation by reference in this Registration Statement on Form S-8 of First Community Corporation of my report dated January 16, 2004, appearing in the Annual Report on Form 10-KSB of First Community Corporation for the year ended December 31, 2003.

/s/ Clifton D. Bodiford, CPA
Clifton D. Bodiford, CPA

Columbia, South Carolina
October 8, 2004